SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

            Date of Report (date of earliest event reported): December 19, 2007

                                HOLLOMAN ENERGY CORPORATION
                                ---------------------------
                       (Name of Small Business Issuer in its charter)

     Nevada                       000-52419                  77-0643398
-----------------------         ---------------        -----------------------
(State of incorporation)     (Commission File No.)        (IRS Employer
                                                         Identification No.)
                                   Suite 1110
                                999 Canada Place
                                    Suite 598
                                 Vancouver, B.C.
                                 Canada V6C 3E1
                ------------------------------------------------
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (403)-536-9954

                                   Suite 1110
                               521-Third Avenue SW
                        Calgary, Alberta, Canada T2P 3T3
                ------------------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

            On December 19, 2007 the Company entered into an agreement with DVM International Ltd. to farm out the PEL 109 and PEL 112 oil and gas concessions in the Cooper Basin in Australia. The Company will retain a 2% overriding royalty interest on the acreage covered by the concessions and has the right to earn up to a 50% working interest in the concessions by participating in the future drilling of wells on the leased acreage. The Company also gave DVM the right to earn up to a 50% interest in the PEL 108 lease by drilling a well on the lease. DVM plans to raise the capital needed for its three-well drilling program on the three concessions through the private and public sale of its securities.

      The Company decided to pursue a farm out to meet its three well lease obligations after it concluded that its efforts to raise new capital were taking longer than originally anticipated. The Company is exploring other means to raise capital.


Item 5.02 Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

      On December 10, 2007 Cameron King resigned as a director of the Company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   December 26, 2007                 HOLLOMAN ENERGY CORPORATION


                                          By: /s/ Mark E. Stevenson
                                             ---------------------------------
                                              Mark E. Stevenson, Secretary